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                                                                    EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

              RE:     Pharmacia & Upjohn, Inc.
                      Registration on Form S-8

We are aware that our reports dated April 27, 1998, July 27, 1998 and October 28, 1998 on our reviews of interim financial information of Pharmacia & Upjohn, Inc. and Subsidiaries for the three month periods ended March 31, 1998 and 1997, the three and six month periods ended June 30, 1998 and 1997 and for the three and nine month periods ended September 30, 1998 and 1997, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement on Form S-8 pertaining to the Pharmacia & Upjohn, Inc. Equity Compensation Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a "report" or a "part" of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                   PRICEWATERHOUSECOOPERS LLP



Chicago, Illinois
March 19, 1999